Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports Third Quarter 2012 Financial Results

•	Net product sales increased 49% year over year

•	Net income increased tenfold year over year

•	Integration of EKR Therapeutics completed ahead of schedule

CARY, N.C., November 8, 2012 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the hospital and related specialty markets, today announced results for the quarter ended September 30, 2012.

Total net revenues were $37.5 million for the third quarter of 2012 versus $25.2 million reported for the third quarter of 2011, an increase of 49%. Net sales from the ZYFLO® family of products and CUROSURF® amounted to $14.5 million and $10.0 million, respectively, up 74% and 7%, respectively, for the third quarter of 2012 versus the third quarter of 2011. CARDENE® I.V. net sales were $12.8 million for its first full quarter in 2012.

Net income for the third quarter of 2012 was $1.2 million, or $0.05 per diluted share, compared to net income of $117,000, or no earnings per diluted share, for the third quarter of 2011. On a non-GAAP basis, net income for the third quarter of 2012 was $5.6 million, or $0.19 per diluted share, an increase of 66% from non-GAAP income of $3.4 million, or $0.13 per diluted share, in the third quarter of 2011. Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization of product rights, amortization of debt financing costs, acquisition adjustments related to inventory sold, transaction-related expenses, the change in acquisition-related contingent payments, and the gain on the divestiture of certain product rights.

“We laid out a transformative strategic plan in June 2011, and I am pleased to say we’ve come a long way in reshaping Cornerstone as a specialty pharmaceutical player in the hospital and related specialty market,” said Craig A. Collard, Chief Executive Officer of Cornerstone Therapeutics. “The integration of EKR Therapeutics was completed successfully and rapidly, well ahead of our plans, and we are on track to achieve in excess of $8 million in synergies during the second half of 2012. We plan to use our positive momentum to seek out additional acquisition opportunities to fuel our growth.”

As part of the acquisition of EKR Therapeutics, Inc., Cornerstone acquired full product rights to CARDENE I.V. and RETAVASE®. Cornerstone began to actively market CARDENE I.V. at the end of the second quarter and the third quarter of 2012 marked the first full quarter of results.

A breakdown of net revenues by product for the three and nine months ended September 30, 2012 (in thousands, except percentages) follows:

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2012	2011	$	%	2012	2011	$	%
Net product sales
CUROSURF	$9,963	$9,347	$616	7%	$26,845	$25,402	$1,443	6%
ZYFLO product family	14,495	8,316	6,179	74	37,731	22,313	15,418	69
CARDENE I.V. product family	12,778	—	12,778	100	13,514	—	13,514	100
ALLERX® Dose Pack products	—	5,437	(5,437)	(100)	(1,125)	26,191	(27,316)	(104)
Anti-infective products	281	1,645	(1,364)	(83)	3,374	11,278	(7,904)	(70)
Other products	8	433	(425)	(98)	814	(2,067)	2,881	139

Total net product sales	37,525	25,178	12,347	49	81,153	83,117	(1,964)	(2)
License and royalty agreement revenues	—	2	(2)	(100)	4	99	(95)	(96)

Net revenues	$37,525	$25,180	$12,345	49	$81,157	$83,216	$(2,059)	(2)

Conference Call Information

Cornerstone Therapeutics Inc. will host a conference call at 8:30 a.m. ET today to discuss financial results. To participate in the live conference call, please dial 888-296-4217 (U.S. callers) or 719-325-4746 (international callers), and provide passcode 2185410. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and providing passcode 2185410.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and related specialty markets. Key elements of the Company’s strategy are to focus its commercial and internal development efforts in the hospital and related specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed and/or registration-stage products, and late-stage development products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc.

Use of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The Company’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate its business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented in this press release should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP (such as operating income (loss), net income (loss) and earnings (loss) per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization of product rights, amortization of debt financing costs, acquisition adjustments related to inventory sold, transaction-related expenses, the change in acquisition-related contingent payments, and the gain on the divestiture of certain product rights. The Company excludes these items from its non-GAAP measures because it believes that their exclusion provides an additional means to assess the extent to which the Company’s efforts and execution of its strategy are reflected in its operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions; product rights amortization is excluded because it is not reflective of the cash-settled expenses incurred related to product sales; debt financing costs amortization is excluded because it is not reflective of the cash-settled expenses incurred related to the Company’s debt; and the acquisition adjustment related to inventory sold, transaction-related expenses, the Company’s gain on acquisition contingent payments, and the Company’s gain on the divestiture of certain product rights are excluded because management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and its prospects for the future.

The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these items involved the exercise of judgment by management. Even though the Company has excluded stock-based compensation expense, amortization of product rights, amortization of debt financing costs, acquisition adjustments related to inventory sold, transaction-related expenses, the change in acquisition-related contingent payments, and the gain from the divestiture of product rights from the non-GAAP financial measures, stock-based compensation is an integral part of the Company’s compensation structure, the acquisition of additional companies and/or product rights and the divestiture of the Company’s Factive and Spectracef product rights are an important part of its business strategy, the Company has incurred substantial indebtedness to fund its growth strategy and transaction-related expenses, whether or not the transaction is successfully closed, may be significant cash expenses.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations and opportunities, including our plans regarding the manner and timing for the manufacture and sale of our newly-acquired cardiovascular products, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; our ability to replace the revenues from our marketed unapproved products, which we ceased manufacturing and distributing at the end of 2010, our propoxyphene products, which we voluntarily withdrew from the U.S. market in November 2010 at the request of the U.S. Food and Drug Administration, or FDA, and our anti-infective products, which we divested in March 2012; the adverse impact of returns of previously sold inventory; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain FDA approval to manufacture, market and sell our products and product candidates, including our lixivaptan compound, CRTX 080, and RETAVASE; our ability to successfully and effectively launch our Hydrocodone Polistirex and Chlorpheniramine Polistirex Extended Release Suspension product (formerly known as CRTX 067); our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our substantial indebtedness and debt covenants; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 6, 2012 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as may be required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

TRADEMARKS

CUROSURF® is owned by Chiesi Farmaceutici S.p.A and is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. CARDENE® I.V. and RETAVASE® are registered trademarks of EKR Therapeutics, Inc. ZYFLO CR® and ZYFLO® are registered trademarks of Cornerstone Therapeutics Inc.

FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenues	$37,525	$25,180	$81,157	$83,216
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	14,397	9,960	31,984	29,183
Selling, general and administrative	12,933	11,239	32,745	36,113
Research and development	1,998	199	3,729	1,372
Gain on divestiture of product rights	—	—	(1,492)	—
Transaction-related expenses	1,764	—	7,944	—
Amortization of product rights	5,284	3,591	13,774	13,277
Change in acquisition-related contingent payments	(1,574)	—	(1,574)	—

Total costs and expenses	34,802	24,989	87,110	79,945

Income (loss) from operations	2,723	191	(5,953)	3,271
Other expenses:
Interest expense, net	(1,684)	(38)	(1,799)	(121)
Other expense, net	(215)	—	(215)	—

Total other expenses	(1,899)	(38)	(2,014)	(121)

Income (loss) before income taxes	824	153	(7,967)	3,150

Benefit from (provision for) income taxes	425	(36)	3,038	(1,094)

Net income (loss)	$1,249	$117	$(4,929)	$2,056

Comprehensive income (loss)	$1,249	$117	$(4,929)	$2,056

Net income (loss) per share, basic	$0.05	$0.00	$(0.19)	$0.08

Net income (loss) per share, diluted	$0.05	$0.00	$(0.19)	$0.08

Weighted-average common shares, basic	26,245,765	25,782,481	26,040,695	25,646,455

Weighted-average common shares, diluted	26,603,258	26,331,700	26,040,695	26,223,317

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2012 (Unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$34,179	$73,968
Accounts receivable, net	24,562	11,894
Inventories, net	38,173	9,419
Prepaid expenses	4,107	3,753
Income tax receivable	4,241	1,900
Deferred tax asset	1,228	2
Other current assets	13,035	6,112

Total current assets	119,525	107,048

Property and equipment, net	1,516	1,574
Product rights, net	247,766	106,960
Goodwill	38,324	15,218
Amounts due from related parties	—	38
Deferred tax asset, less current portion	—	523
Other assets	32	953

Total assets	$407,163	$232,314

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,232	$10,012
Accrued expenses	39,308	37,125
Acquisition-related contingent payments	5,778	—
Deferred revenue	—	1,428
Other current liabilities	464	90

Total current liabilities	65,782	48,655

Acquisition-related contingent payments, less current portion	37,633	8,800
Long-term debt	89,515	—
Deferred tax liability	36,077	—
Other long-term liabilities	4,936	56

Total liabilities	233,943	57,511

Stockholders’ equity
Preferred stock - $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value, 90,000,000 shares authorized; 26,305,033 and 25,803,864 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	26	26
Additional paid-in capital	166,549	163,203
Retained earnings	6,645	11,574

Total stockholders’ equity	173,220	174,803

Total liabilities and stockholders’ equity	$407,163	$232,314

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net (loss) income	$(4,929)	$2,056
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization and depreciation	14,267	11,146
Amortization of debt costs	26	—
Provision for prompt payment discounts	2,390	2,781
Provision for inventory allowances	847	339
Acquisition accounting adjustment on inventory sold	3,061	—
Gain on sale of product rights	(1,492)	—
Loss on disposal of property and equipment	215	—
Change in acquisition-related contingent payments	(1,574)	—
Impairment of product rights	—	2,500
Stock-based compensation	2,027	1,586
Deferred revenue	(1,428)	(54,856)
Benefit from deferred income taxes	177	1,223
Changes in operating assets and liabilities:
Accounts receivable	(7,654)	56,615
Inventories	(1,001)	2,540
Prepaid expenses and other assets	8,289	7,508
Accounts payable	(2,441)	2,003
Accrued expenses	(14,224)	(3,083)
Income taxes receivable	(2,341)	(2,007)

Net cash (used in) provided by operating activities	(5,785)	30,351

Cash flows from investing activities
Acquisition of business, net of cash acquired	(125,921)	—
Purchase of property and equipment	(265)	(574)
Proceeds from sale of product rights	3,000	—

Net cash used in investing activities	(123,186)	(574)

Cash flows from financing activities
Proceeds from term loans	90,000	—
Proceeds of debt financing costs	(511)	—
Proceeds from exercise of common stock options and warrants	1,157	368
Excess tax benefit from stock-based compensation	284	513
Payments related to net settlement of restricted stock	(122)	—
Acquisition-related contingent payments	(1,603)	—
Principal payments on capital lease obligation	(23)	(62)

Net cash provided by financing activities	89,182	819

Net (decrease) increase in cash and cash equivalents	(39,789)	30,596
Cash and cash equivalents as of beginning of period	73,968	50,945

Cash and cash equivalents as of end of period	$34,179	$81,541

Supplemental schedule of non-cash investing and financing activities
Acquisition of business, contingent consideration at fair value	$37,788	—

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share data):

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
GAAP income (loss) from operations	$2,723	$191	$(5,953)	$3,271
Add: stock-based compensation	684	702	2,027	1,586
Add: amortization of product rights	5,284	3,591	13,774	13,277
Add: amortization of debt financing costs	26	—	26	—
Add: acquisition adjustments related to inventory sold	2,902	—	3,061	—
Add: transaction-related expenses	1,764	—	7,944	—
Less: change in acquisition-related contingent payments	(1,574)	—	(1,574)	—
Less: gain on divestiture of product rights	—	—	(1,492)	—

Non-GAAP income from operations	$11,809	$4,484	$17,813	$18,134

GAAP net income (loss)	$1,249	$117	$(4,929)	$2,056
Add: stock-based compensation	684	702	2,027	1,586
Add: amortization of product rights	5,284	3,591	13,774	13,277
Add: amortization of debt financing costs	26	—	26	—
Add: acquisition adjustments related to inventory sold	2,902	—	3,061	—
Add: transaction-related expenses	1,764	—	7,944	—
Less: change in acquisition-related contingent payments	(1,574)	—	(1,574)	—
Less: gain on divestiture of product rights	—	—	(1,492)	—
Less: tax effects related to above items[1]	(4,686)	(1,010)	(9,063)	(5,162)

Non-GAAP net income	$5,649	$3,400	$9,774	$11,757

GAAP net income (loss) per share, diluted	$0.05	$0.00	$(0.19)	$0.08

Non-GAAP net income per share, diluted[2]	$0.19	$0.13	$0.36	$0.45

Shares used in diluted net income (loss) per share calculation:
GAAP net income (loss)	26,603,258	26,331,700	26,040,695	26,223,317

Non-GAAP net income	30,829,800	26,331,700	27,948,621	26,223,317

[1]

Tax effects for three months ended September 30, 2012 and 2011 are calculated using effective tax rates of 51.6% and 23.5%, respectively. Tax effects for nine months ended September 30, 2012 and 2011 are calculated using effective tax rates of 38.1% and 34.7%, respectively.

[2]

The convertible term loan was determined to be dilutive to non-GAAP net income per share, diluted for the three and nine months ended September 30, 2012. As such, for the three and nine months ended September 30, 2012, non-GAAP net income was adjusted for $245,000 and $330,000 of interest expense related to the convertible term loan, net of tax effects, respectively. Non-GAAP net income adjusted for the related interest expense, net of tax effects, was divided by the sum of the weighted-average number of common shares and dilutive common share equivalents outstanding during the periods, as adjusted for the impact of the shares related to the convertible debt of approximately, or 4.2 million and 1.5 million shares for the three and nine months ended September 30, 2012, respectively.

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520,

josh.franklin@crtx.com

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

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